Exhibit 99.1

SEE Announces Retirement of CFO Christopher J. Stephens

Stephens to remain in role until successor named to ensure a successful transition

CHARLOTTE, N.C., October 11, 2022 – SEE (NYSE: SEE) today announced that Christopher J. Stephens, SEE’s Senior Vice President and Chief Financial Officer, has informed the Company of his intent to retire.
Stephens will continue in his role as Senior Vice President and Chief Financial Officer until a successor is in place to ensure a seamless and successful transition of responsibilities. The Company has retained a leading executive search firm to assist in conducting a comprehensive search process to identify Stephens’ successor, with both internal and external candidates being considered.

“Chris has played an instrumental role in the development of our SEE Operating Model and ongoing transformation to become a world-class digitally-driven company automating sustainable packaging solutions,” said SEE President and Chief Executive Officer Ted Doheny. “Our entire team wishes Chris all the best as he and his family move into the next phase of their life after a long and successful career. I appreciate his full support as we initiate a search for his successor.”
“I want to thank Chris for his contributions and collaboration with the Audit Committee and Board,” said Chairman of the Board Henry Keizer. “He has continuously strengthened SEE’s financial organization, and on behalf of the Board, I wish him a great retirement.”
Stephens added, “I could not be more proud of everything the Company has accomplished over the last couple of years. We have an extremely strong finance team and SEE is well-positioned for its next phase of growth and success guided by a clear strategy. I remain a tremendous supporter of the Company, its leadership and direction. While I look forward to my retirement, I am committed to SEE and continuing my full involvement until a successor has been identified to ensure a smooth transition.”

About SEE
Sealed Air (NYSE: SEE) is in business to protect, solve critical packaging challenges, and make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food supply chain, enable e-commerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, SEE Automation™ solutions and prismiq™ smart packaging and digital printing.

SEE’s Operating Model, together with our industry-leading expertise in materials, engineering and technology, create value through more sustainable, automated, and digitally connected packaging solutions.

We are leading the packaging industry in creating a more environmentally, socially, and economically sustainable future and have pledged to design or advance 100% of our packaging materials to be recyclable or reusable by 2025, with a bolder goal to reach net-zero carbon emissions in our global operations by 2040. Our Global Impact Report highlights how we are shaping the future of the packaging industry. We are committed to a diverse workforce and caring, inclusive culture through our 2025 Diversity, Equity and Inclusion pledge.

SEE generated $5.5 billion in sales in 2021 and has approximately 16,500 employees who serve customers in 114 countries/territories. To learn more, visit sealedair.com.

Website Information
We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are
Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

Exhibit 99.1

outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our most recent Annual Report on Form 10-K), regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contacts

Investors
Brian Sullivan
Brian.c.sullivan@sealedair.com
704.503.8841

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742

Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208